Exhibit 99.1

FOR IMMEDIATE RELEASE:	July 23, 2015

SIMMONS FIRST ANNOUNCES 145 PERCENT INCREASE IN CORE EARNINGS

Pine Bluff, AR – Simmons First National Corporation (NASDAQ-GS: SFNC) today announced record core earnings of $22.4 million for the second quarter of 2015, an increase of $13.3 million, or 145 percent, compared with the same quarter last year. Diluted core earnings per share were $0.76, an increase of $0.20, or 35.7 percent. Including the non-core items, net income was $20.0 million for the second quarter of 2015, an increase of $10.1 million, or 102 percent, compared with the same quarter last year. Diluted earnings per share were $0.71, an increase of $0.11, or 18.3 percent.

Year-to-date core earnings were $38.1 million, an increase of $21.5 million, or 129 percent, compared with the same period of 2014. Year-to-date diluted core earnings per share were $1.46, an increase of $0.44, or 43.1 percent. Year-to-date net income was $28.7 million, or $1.10 diluted earnings per share.

“We continue to make good progress with our efficiency initiatives, both in revenue enhancement and in expense control,” commented George A. Makris, Jr., chairman and CEO. “Our core efficiency ratio was 58.5 percent for the quarter and our core ROA was 1.17 percent.”

Loans

Total loans, including those acquired, were $4.8 billion at June 30, 2015, an increase of $2.4 billion, or 101 percent, compared with the same period in 2014. Legacy loans (all loans excluding acquired loans) grew $742 million, or 40.0 percent. Acquired loans increased by $1.7 billion, net of discounts.

Deposits

At June 30, 2015, total deposits were $6.2 billion, an increase of $2.5 billion, or 69.4 percent, compared with the same period in 2014. Total non-time deposits were $4.7 billion, or 77 percent of total deposits.

Net Interest Income

The company’s net interest income for the second quarter of 2015 was $73.2 million, an increase of $32.8 million, or 81.1 percent, from the same period of 2014. This increase was driven by growth in the legacy loan portfolio and earning assets acquired through the Delta Trust, Community First and Liberty transactions. Net interest margin was 4.47 percent for the quarter ended June 30, 2015, a 13 basis-point increase from the same quarter of 2014. Included in interest income for both periods was the additional yield accretion recognized as a result of updated estimates of the cash flows of the acquired impaired loans. Each quarter, the company estimates the cash flows expected to be collected from the acquired impaired loans, and adjustments may or may not be required. The cash flows estimate has increased based on payment histories and reduced loss expectations of the loans. This resulted in increased interest income recognized during the quarter on certain loans and interest income that is spread on a level-yield basis over the remaining expected lives of the loans or loan pools. For loans covered under loss-sharing agreements with the FDIC, the increases in expected cash flows also reduce the amount of expected reimbursements, which are recorded as indemnification assets.

P.O. BOX 7009 501 MAIN STREET PINE BLUFF, ARKANSAS 71611-7009 (870) 541-1000 www.simmonsfirst.com

The impact of the adjustments on the company’s financial results for the current reporting period is shown below:

	Three Months Ended		Six Months Ended
(In thousands)	June 30		June 30
	2015	2014	2015	2014
Impact on net interest income	$3,223	$5,856	$9,325	$13,247
Non-interest income	(2,941)	(6,410)	(5,686)	(13,850)
Net impact to pre-tax income	$282	$(554)	$3,639	$(603)

Because these adjustments will be recognized over the remaining lives of the loans and the remainder of the loss-sharing agreements, respectively, they will impact future periods as well. The current estimate of the remaining accretable yield adjustment that will positively impact interest income is $15.3 million and the remaining adjustment to the indemnification assets that will reduce non-interest income is $6.6 million. For the remainder of 2015, we expect to recognize $5.8 million of interest income and a $5.4 million reduction of non-interest income, for a net increase to pre-tax income of approximately $0.4 million. The accretable yield adjustments recorded in future periods will change as the company continues to evaluate expected cash flows from the acquired loans.

Non-Interest Income

Non-interest income for the second quarter was $25.3 million, an increase of $9.9 million compared with the second quarter of 2014. Losses on FDIC-covered assets decreased $3.2 million primarily due to lower indemnification asset amortization. The remaining increase in non-interest income was primarily due to additional trust income, service charge and fee income, mortgage lending and investment banking income resulting from the acquisitions.

Non-Interest Expense

Non-interest expense for the second quarter of 2015 was $65.2 million, an increase of $25.3 million compared with the same period in 2014. Included in the quarter were $2.7 million of branch right sizing expenses related to the closing of several underperforming branches. The remaining increase in non-interest expense was primarily due to incremental operating expenses of the acquired Delta Trust, Community First and Liberty franchises.

Asset Quality

Beginning in 2010, the company has acquired loans and foreclosed real estate (“OREO”) through FDIC-assisted acquisitions. Through the loss share provisions of the purchase and assumption agreements, the FDIC agreed to reimburse the company for 80 percent of the losses incurred on the disposition of covered loans and OREO. The acquired loans and OREO and any related FDIC loss share indemnification asset were presented in the company's financial reports with a carrying value equal to the discounted net present value of expected future proceeds. At June 30, 2015, acquired loans covered by loss share were carried at $93.1 million, OREO covered by loss share was carried at $12.8 million and the FDIC loss share indemnification asset was carried at $13.0 million. Acquired loans and OREO not covered by loss share were carried at $2.1 billion and $29.6 million, respectively. As a result of using the discounted net present value method of valuing these assets, and due to the significant protection against possible losses provided by the FDIC loss share indemnification, all acquired assets, with the exception of OREO not covered by loss share, are excluded from the computations of the asset quality ratios for the legacy loan portfolio, except for their inclusion in total assets.

At June 30, 2015, the allowance for loan losses was $30.6 million on legacy loans and $1.0 million on covered loans, and the loan credit mark was $83.3 million, for a total of $114.9 million of coverage. This equates to a total coverage ratio of 2.3 percent of gross loans. The ratio of credit mark and related allowance to acquired loans was 3.7 percent. The company's allowance for loan losses on legacy loans at June 30, 2015, was 1.17 percent of total loans and 180 percent of non-performing loans. Non-performing loans as a percent of total loans were 0.65 percent. Through the second quarter of 2015, the year-to-date annualized net charge-off ratio, excluding credit cards, was 0.09 percent, and the year-to-date annualized credit card charge-off ratio was 1.32 percent.

Capital

At June 30, 2015, common stockholders' equity was $1.0 billion, book value per share was $32.23 and tangible book value per share was $20.15. The company's ratio of stockholders' equity to total assets was 13.5 percent and its ratio of tangible common equity to tangible assets was 8.7 percent.

Simmons First National Corporation

Simmons First National Corporation is an Arkansas-based financial holding company with total assets of $7.6 billion and conducting financial operations throughout Arkansas, Kansas, Missouri and Tennessee. The company's common stock trades on the NASDAQ Global Select Market under the symbol "SFNC".

Conference Call

Management will conduct a conference call to review this information beginning at 3 p.m. CDT on Thursday, July 23, 2015. Interested persons can listen to this call by dialing toll-free 1-866-298-7926 (United States and Canada only) and asking for the Simmons First National Corporation conference call, conference ID 71641971. In addition, the call will be available live or in recorded version on the company’s website at www.simmonsfirst.com.

Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with generally accepted accounting principles (GAAP). The company’s management uses these non-GAAP financial measures in their analysis of the company’s performance. These measures typically adjust GAAP performance measures to include the tax benefit associated with revenue items that are tax-exempt, as well as adjust income available to common shareholders for certain significant activities or nonrecurring transactions. Since the presentation of these GAAP performance measures and their impact differ between companies, management believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of the company’s core businesses. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

Forward Looking Statements

Statements in this press release that are not historical facts should be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements of this type speak only as of the date of this news release. By nature, forward-looking statements involve inherent risk and uncertainties. Various factors, including, but not limited to, economic conditions, credit quality, interest rates, loan demand and changes in the assumptions used in making the forward-looking statements, could cause actual results to differ materially from those contemplated by the forward-looking statements. Additional information on factors that might affect Simmons First National Corporation’s financial results is included in its Form 10-K filing with the Securities and Exchange Commission.

####

FOR MORE INFORMATION CONTACT:

J. BURTON HICKS

Chief of Staff and Investor Relations Officer

Simmons First National Corporation

(870) 541-1000

Simmons First National Corporation					SFNC
Consolidated End of Period Balance Sheets
For the Quarters Ended	Jun 30	Mar 31	Dec 31	Sep 30	Jun 30
(Unaudited)	2015	2015	2014	2014	2014
(in thousands)
ASSETS
Cash and non-interest bearing balances due from banks	$93,959	$108,424	$54,347	$73,554	$44,805
Interest bearing balances due from banks	173,130	423,986	281,562	210,742	377,855
Federal funds sold	49,570	178,418	-	10,000	-
Cash and cash equivalents	316,659	710,828	335,909	294,296	422,660
Investment securities - held-to-maturity	860,664	902,423	777,587	822,730	799,963
Investment securities - available-for-sale	748,633	707,383	305,283	317,473	270,336
Mortgage loans held for sale	48,094	25,513	21,265	22,003	20,409
Assets held in trading accounts	6,481	6,528	6,987	6,819	6,881
Loans:
Legacy loans	2,611,229	2,115,380	2,053,721	1,963,378	1,868,842
Allowance for loan losses	(30,567)	(29,183)	(29,028)	(27,076)	(27,530)
Loans acquired, not covered by FDIC loss share
(net of discount and allowance)	2,108,306	2,418,440	575,980	676,056	398,967
Loans acquired, covered by FDIC loss share
(net of discount and allowance)	93,121	102,468	106,933	118,158	121,524
Net loans	4,782,089	4,607,105	2,707,606	2,730,516	2,361,803
FDIC indemnification asset	13,020	15,965	22,663	25,694	30,508
Premises and equipment	191,335	198,106	122,966	115,639	113,541
Premises held for sale	6,587	-	6,126	15,856	14,145
Foreclosed assets not covered by FDIC loss share	42,666	50,723	44,856	50,770	53,342
Foreclosed assets covered by FDIC loss share	12,833	12,010	11,793	15,212	16,951
Interest receivable	24,129	24,719	16,774	18,006	14,254
Bank owned life insurance	118,073	117,296	77,592	75,357	61,115
Goodwill	314,282	314,282	108,095	108,095	78,529
Other intangible assets	46,605	47,960	22,526	22,988	14,094
Other assets	82,208	74,959	55,326	49,768	47,310
Total assets	$7,614,358	$7,815,800	$4,643,354	$4,691,222	$4,325,841

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Non-interest bearing transaction accounts	$1,141,285	$1,123,966	$889,260	$884,064	$838,543
Interest bearing transaction accounts and savings deposits	3,581,049	3,627,870	2,006,271	1,984,422	1,784,040
Time deposits less than $100,000	1,007,895	1,058,602	530,890	565,957	559,597
Time deposits greater than $100,000	439,793	464,270	434,297	474,472	459,545
Total deposits	6,170,022	6,274,708	3,860,718	3,908,915	3,641,725
Federal funds purchased and securities sold
under agreements to repurchase	111,792	111,484	110,586	112,977	98,226
Other borrowings	171,321	284,386	114,682	123,396	115,602
Subordinated debentures	61,794	61,644	20,620	20,620	20,620
Accrued interest and other liabilities	74,324	69,841	42,429	41,309	35,533
Total liabilities	6,589,253	6,802,063	4,149,035	4,207,217	3,911,706

Stockholders' equity:
Preferred stock	30,852	30,852	-	-	-
Common stock	299	299	181	180	163
Surplus	640,895	639,493	156,568	155,592	90,010
Undivided profits	354,459	341,238	338,906	330,185	325,371
Accumulated other comprehensive income (loss)
Unrealized (depreciation) appreciation on AFS securities	(1,400)	1,855	(1,336)	(1,952)	(1,409)
Total stockholders' equity	1,025,105	1,013,737	494,319	484,005	414,135
Total liabilities and stockholders' equity	$7,614,358	$7,815,800	$4,643,354	$4,691,222	$4,325,841

Simmons First National Corporation					SFNC
Consolidated Average Quarter-to-Date Balance Sheets
For the Quarters Ended	Jun 30	Mar 31	Dec 31	Sep 30	Jun 30
(Unaudited)	2015	2015	2014	2014	2014
(in thousands)
ASSETS
Cash and non-interest bearing balances due from banks	$95,954	$68,322	$54,485	$50,980	$44,671
Interest bearing balances due from banks	308,756	371,195	299,054	288,258	456,931
Federal funds sold	75,922	56,846	6,486	6,794	985
Cash and cash equivalents	480,632	496,363	360,025	346,032	502,587
Investment securities - held-to-maturity	922,411	915,405	806,069	810,085	782,900
Investment securities - available-for-sale	733,415	370,102	318,879	300,927	265,194
Mortgage loans held for sale	37,656	14,655	17,241	24,942	15,299
Assets held in trading accounts	6,592	6,782	6,848	6,841	6,850
Loans:
Legacy loans	2,363,305	2,084,551	2,008,550	1,917,155	1,817,429
Allowance for loan losses	(31,275)	(30,072)	(28,474)	(27,470)	(27,287)
Loans acquired, not covered by FDIC loss share
(net of discount and allowance)	2,228,841	1,197,601	620,505	481,658	418,515
Loans acquired, covered by FDIC loss share
(net of discount and allowance)	97,795	104,701	111,618	119,372	128,099
Net loans	4,658,666	3,356,781	2,712,199	2,490,715	2,336,756
FDIC indemnification asset	15,448	21,515	24,457	28,311	35,940
Premises and equipment	200,875	150,564	117,018	115,577	112,994
Premises held for sale	6,131	6,126	6,794	12,521	21,142
Foreclosed assets not covered by FDIC loss share	42,994	44,059	48,745	51,097	55,304
Foreclosed assets covered by FDIC loss share	12,313	11,902	13,964	16,073	18,330
Interest receivable	23,260	19,181	17,738	15,743	15,076
Bank owned life insurance	117,662	91,760	76,578	63,798	60,895
Goodwill	314,060	175,901	109,837	88,590	78,529
Other intangible assets	47,302	31,102	17,748	15,321	14,299
Other assets	76,275	58,536	50,566	52,234	48,583
Total assets	$7,695,692	$5,770,734	$4,704,706	$4,438,807	$4,370,678

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Non-interest bearing transaction accounts	$1,088,474	$946,979	$895,470	$828,340	$823,552
Interest bearing transaction accounts and savings deposits	3,621,060	2,601,046	2,010,827	1,869,095	1,810,436
Time deposits less than $100,000	1,037,025	715,710	545,986	555,837	577,856
Time deposits greater than $100,000	451,183	438,782	458,117	457,489	472,009
Total deposits	6,197,742	4,702,517	3,910,400	3,710,761	3,683,853
Federal funds purchased and securities sold
under agreements to repurchase	116,258	121,568	117,661	108,357	101,537
Other borrowings	179,080	183,953	121,691	117,664	116,082
Subordinated debentures	62,981	35,686	20,620	20,620	20,620
Accrued interest and other liabilities	70,312	43,825	38,869	38,950	34,637
Total liabilities	6,626,373	5,087,549	4,209,241	3,996,352	3,956,729

Stockholders' equity:
Preferred stock	30,885	10,970	-	-	-
Common stock	299	223	180	169	163
Surplus	640,172	328,830	155,672	111,551	89,552
Undivided profits	396,609	343,973	341,042	332,184	325,878
Accumulated other comprehensive income (loss)
Unrealized appreciation (depreciation) on AFS securities	1,354	(811)	(1,429)	(1,449)	(1,644)
Total stockholders' equity	1,069,319	683,185	495,465	442,455	413,949
Total liabilities and stockholders' equity	$7,695,692	$5,770,734	$4,704,706	$4,438,807	$4,370,678

Simmons First National Corporation					SFNC
Consolidated Statements of Income - Quarter-to-Date
For the Quarters Ended	Jun 30	Mar 31	Dec 31	Sep 30	Jun 30
(Unaudited)	2015	2015	2014	2014	2014
(in thousands, except per share data)
INTEREST INCOME
Loans	$70,438	$50,986	$45,248	$40,082	$38,622
Federal funds sold	73	29	13	12	2
Investment securities	8,050	5,879	5,325	4,717	4,766
Mortgage loans held for sale	375	148	188	269	168
Assets held in trading accounts	4	3	4	3	5
Interest bearing balances due from banks	229	210	167	132	279
TOTAL INTEREST INCOME	79,169	57,255	50,945	45,215	43,842
INTEREST EXPENSE
Time deposits	2,064	1,596	1,470	1,461	1,515
Other deposits	2,131	1,348	872	771	720
Federal funds purchased and securities
sold under agreements to repurchase	57	64	61	55	31
Other borrowings	1,151	1,051	992	996	988
Subordinated debentures	559	234	160	160	160
TOTAL INTEREST EXPENSE	5,962	4,293	3,555	3,443	3,414
NET INTEREST INCOME	73,207	52,962	47,390	41,772	40,428
Provision for loan losses	3,006	1,171	3,607	1,128	1,602
NET INTEREST INCOME AFTER PROVISION
FOR LOAN LOSSES	70,201	51,791	43,783	40,644	38,826
NON-INTEREST INCOME
Trust income	2,070	2,251	2,182	1,838	1,553
Service charges on deposit accounts	8,031	6,363	6,552	6,238	6,792
Other service charges and fees	3,130	1,827	1,083	808	859
Mortgage lending income	3,449	2,262	1,457	1,812	1,262
Investment banking income	593	894	451	284	154
Debit and credit card fees	6,486	5,648	5,653	5,769	5,801
Bank owned life insurance income	746	572	727	411	377
Gain on sale of securities, net	-	(38)	(12)	(18)	38
Net (loss) gain on assets covered by FDIC loss share agreements	(3,056)	(2,671)	(3,013)	(3,744)	(6,268)
Other income	3,863	1,390	6,424	2,637	4,820
TOTAL NON-INTEREST INCOME	25,312	18,498	21,504	16,035	15,388
NON-INTEREST EXPENSE
Salaries and employee benefits	35,475	26,771	25,126	20,892	20,982
Occupancy expense, net	5,051	3,557	2,494	3,204	3,285
Furniture and equipment expense	3,241	3,268	2,732	2,363	2,215
Other real estate and foreclosure expense	1,017	381	1,395	1,864	375
Deposit insurance	1,096	870	724	877	1,085
Merger related costs	1,247	10,419	1,214	3,628	1,354
Other operating expenses	18,041	12,106	13,294	11,526	10,546
TOTAL NON-INTEREST EXPENSE	65,168	57,372	46,979	44,354	39,842
NET INCOME BEFORE INCOME TAXES	30,345	12,917	18,308	12,325	14,372
Provision for income taxes	10,250	4,182	5,669	3,537	4,464
NET INCOME	20,095	8,735	12,639	8,788	9,908
Preferred stock dividends	77	26	-	-	-
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$20,018	$8,709	$12,639	$8,788	$9,908
BASIC EARNINGS PER SHARE	$0.71	$0.39	$0.72	$0.52	$0.61
DILUTED EARNINGS PER SHARE	$0.71	$0.39	$0.72	$0.52	$0.60

Simmons First National Corporation					SFNC
Consolidated Risk-Based Capital
For the Quarters Ended	Jun 30	Mar 31	Dec 31	Sep 30	Jun 30
(Unaudited)	2015	2015	2014	2014	2014
($ in thousands)
Tier 1 capital
Stockholders' equity	$1,025,105	$1,013,737	$494,319	$482,642	$414,135
Trust preferred securities, net allowable	61,794	61,410	20,000	20,000	20,000
Disallowed intangible assets, net of deferred tax	(342,590)	(344,140)	(112,545)	(109,698)	(74,003)
Unrealized (gain) loss on AFS securities	1,400	(1,855)	1,336	1,952	1,409
Other	(10,297)	(4,789)	-	-	-
Total Tier 1 capital	735,412	724,363	403,110	394,896	361,541

Tier 2 capital
Qualifying unrealized gain on AFS equity securities	-	-	2	-	47
Qualifying allowance for loan losses and
reserve for unfunded commitments	34,284	32,600	32,073	29,167	29,621
Total Tier 2 capital	34,284	32,600	32,075	29,167	29,668
Total risk-based capital	$769,696	$756,963	$435,185	$424,063	$391,209

Common equity
Tier 1 capital	$735,412	$724,363	-	-	-
Less: Non-cumulative preferred stock	(30,852)	(30,852)	-	-	-
Less: Trust preferred securities	(61,794)	(61,410)	-	-	-
Total common equity	$642,766	$632,101	-	-	-

Risk weighted assets	$4,714,852	$4,659,065	$3,002,270	$3,063,801	$2,652,474

Adjusted average assets for leverage ratio	$7,350,900	$5,428,706	$4,593,924	$4,331,488	$4,299,379

Ratios at end of quarter
Equity to assets	13.46%	12.97%	10.65%	10.29%	9.57%
Tangible common equity to tangible assets	8.73%	8.32%	8.06%	7.78%	7.59%
Common equity Tier 1 ratio (CET1)	13.63%	13.57%	-	-	-
Tier 1 leverage ratio	10.00%	13.34%	8.77%	9.12%	8.41%
Tier 1 risk-based capital ratio	15.60%	15.55%	13.43%	12.89%	13.63%
Total risk-based capital ratio	16.32%	16.25%	14.50%	13.84%	14.75%

Simmons First National Corporation					SFNC
Consolidated Loans and Investments
For the Quarters Ended	Jun 30	Mar 31	Dec 31	Sep 30	Jun 30
(Unaudited)	2015	2015	2014	2014	2014
(in thousands)
Legacy Loan Portfolio - End of Period (1)
Consumer
Credit cards	$174,074	$171,413	$185,380	$175,822	$176,239
Student loans	-	-	-	-	398
Other consumer	160,828	107,486	103,402	105,508	105,998
Total consumer	334,902	278,899	288,782	281,330	282,635
Real Estate
Construction	199,707	178,929	181,968	163,364	163,412
Single-family residential	662,954	507,351	455,563	436,925	417,187
Other commercial	878,109	716,021	714,797	681,848	653,734
Total real estate	1,740,770	1,402,301	1,352,328	1,282,137	1,234,333
Commercial
Commercial	388,869	324,815	291,820	249,186	233,510
Agricultural	141,502	105,228	115,658	145,157	111,567
Total commercial	530,371	430,043	407,478	394,343	345,077
Other	5,186	4,137	5,133	5,568	6,796
Total Loans	$2,611,229	$2,115,380	$2,053,721	$1,963,378	$1,868,841

(1) Excludes all acquired loans, including those covered by FDIC loss share agreements.

Investment Securities - End of Period
Held-to-Maturity
U.S. Government agencies	$361,744	$390,625	$418,914	$455,827	$449,201
Mortgage-backed securities	27,147	28,535	29,743	30,954	32,204
State and political subdivisions	470,698	482,316	328,310	335,329	317,938
Other securities	1,075	947	620	620	620
Total held-to-maturity	860,664	902,423	777,587	822,730	799,963
Available-for-Sale
U.S. Treasury	$4,005	$4,008	$3,992	$3,991	$3,994
U.S. Government agencies	236,003	346,315	272,816	280,321	238,411
Mortgage-backed securities	464,857	312,011	1,572	32	1,958
State and political subdivisions	11,903	13,452	6,540	8,903	6,920
FHLB stock	13,619	15,256	5,126	5,623	4,966
Other securities	18,246	16,341	15,237	18,603	14,087
Total available-for-sale	748,633	707,383	305,283	317,473	270,336
Total investment securities	$1,609,297	$1,609,806	$1,082,870	$1,140,203	$1,070,299
Fair value - HTM investment securities	$863,513	$913,037	$780,534	$823,446	$802,597

Investment Securities - QTD Average
Taxable securities	$1,163,708	$893,946	$782,062	$781,685	$722,084
Tax exempt securities	492,118	391,561	342,886	329,327	326,010
Total investment securities - QTD average	$1,655,826	$1,285,507	$1,124,948	$1,111,012	$1,048,094

Simmons First National Corporation					SFNC
Consolidated Loans and Credit Coverage
For the Quarters Ended	Jun 30	Mar 31	Dec 31	Sep 30	Jun 30
(Unaudited)	2015	2015	2014	2014	2014
($ in thousands)
LOANS
Legacy loans	$2,611,229	$2,115,380	$2,053,721	$1,963,378	$1,868,841
Allowance for loan losses (legacy loans)	(30,567)	(29,183)	(29,028)	(27,076)	(27,530)
Legacy loans (net of allowance)	2,580,662	2,086,197	2,024,693	1,936,302	1,841,311
Loans acquired, not covered by FDIC loss share	2,171,388	2,491,316	621,020	733,914	445,515
Credit discount	(63,082)	(72,876)	(45,040)	(57,858)	(46,548)
Loans acquired, not covered (net of discount)	2,108,306	2,418,440	575,980	676,056	398,967
Loans acquired, covered by FDIC loss share	114,296	126,629	140,038	154,183	163,775
Credit discount	(20,221)	(23,207)	(32,151)	(36,025)	(42,251)
Allowance for loan losses (acquired covered loans)	(954)	(954)	(954)	-	-
Loans acquired, covered (net of discount and allowance)	93,121	102,468	106,933	118,158	121,524
Net loans	$4,782,089	$4,607,105	$2,707,606	$2,730,516	$2,361,802

Loan Coverage Ratios
Allowance for loan losses to legacy loans	1.17%	1.38%	1.41%	1.38%	1.47%

Discount for credit losses on loans acquired, not covered,
to total loans acquired, not covered, plus discount for
credit losses on loans acquired, not covered	2.91%	2.93%	7.25%	7.88%	10.45%

Discount for credit losses on loans acquired, covered,
to total loans acquired, covered, plus discount for
credit losses on loans acquired, covered	18.53%	19.08%	23.64%	23.37%	25.80%

Total allowance and credit coverage	2.34%	2.67%	3.81%	4.24%	4.69%

Simmons First National Corporation					SFNC
Consolidated Allowance and Asset Quality
For the Quarters Ended	Jun 30	Mar 31	Dec 31	Sep 30	Jun 30
(Unaudited)	2015	2015	2014	2014	2014
($ in thousands)
Allowance for Loan Losses (Legacy Loans)
Balance, beginning of quarter	$29,183	$29,028	$27,076	$27,530	$26,983
Loans charged off
Credit cards	802	785	859	788	725
Other consumer	366	220	781	648	426
Real estate	333	293	200	534	1,144
Commercial	-	245	310	474	186
Total loans charged off	1,501	1,543	2,150	2,444	2,481

Recoveries of loans previously charged off
Credit cards	241	213	220	190	215
Other consumer	187	133	94	122	133
Real estate	46	12	56	379	1,062
Commercial	9	169	125	171	16
Total recoveries	483	527	495	862	1,426
Net loans charged off	1,018	1,016	1,655	1,582	1,055
Provision for loan losses	2,402	1,171	3,607	1,128	1,602
Balance, end of quarter	$30,567	$29,183	$29,028	$27,076	$27,530

Non-performing assets (1) (2)
Non-performing loans
Nonaccrual loans
Real estate	$12,726	$12,460	$10,152	$9,374	$8,166
Commercial	2,531	1,650	1,481	1,174	1,110
Consumer	308	401	405	664	877
Total nonaccrual loans	15,565	14,511	12,038	11,212	10,153
Loans past due 90 days or more
Government guaranteed student loans	-	-	-	-	323
Other loans	1,375	498	961	713	757
Total loans past due 90 days or more	1,375	498	961	713	1,080
Total non-performing loans	16,940	15,009	12,999	11,925	11,233
Other non-performing assets
Foreclosed assets held for sale	13,022	19,644	11,803	13,167	16,745
Acquired foreclosed assets held for sale, not covered
by FDIC loss share agreements	29,644	31,079	33,053	37,603	36,597
Other non-performing assets	242	215	97	72	80
Total other non-performing assets	42,908	50,938	44,953	50,842	53,422
Total non-performing assets	$59,848	$65,947	$57,952	$62,767	$64,655
Performing TDRs (troubled debt restructurings)	$1,959	$2,227	$2,233	$2,234	$2,776

Ratios (1) (2)
Allowance for loan losses to total loans	1.17%	1.38%	1.41%	1.38%	1.47%
Allowance for loan losses to non-performing loans	180%	194%	223%	227%	245%
Non-performing loans to total loans	0.65%	0.71%	0.63%	0.61%	0.60%
Non-performing assets (including performing TDRs)
to total assets	0.81%	0.87%	1.30%	1.39%	1.56%
Non-performing assets to total assets	0.79%	0.84%	1.25%	1.34%	1.49%
Non-performing assets to total assets
(excluding Gov't guaranteed student loans)	0.79%	0.84%	1.25%	1.34%	1.49%
Annualized net charge offs to total loans	0.17%	0.20%	0.33%	0.33%	0.23%
Annualized net credit card charge offs to
total credit card loans	1.31%	1.32%	1.41%	1.31%	1.14%
Annualized net charge offs to total loans
(excluding credit cards)	0.08%	0.09%	0.22%	0.22%	0.13%
Past due loans >30 days (excluding nonaccrual)	0.43%	0.37%	0.48%	0.33%	0.34%
Past due loans >30 days (excluding nonaccrual)
(excluding Gov't guaranteed student loans)	0.41%	0.37%	0.48%	0.33%	0.32%

(1) Excludes all acquired loans, including those covered by FDIC loss share agreements, except for their inclusion in total assets.

(2) Excludes acquired foreclosed assets covered by FDIC loss share agreements, except for their inclusion in total assets.

Simmons First National Corporation					SFNC
Consolidated - Net Interest Income Analysis
For the Quarters Ended	Jun 30	Mar 31	Dec 31	Sep 30	Jun 30
(Unaudited)	2015	2015	2014	2014	2014

ASSETS

Earning Assets
Interest bearing balances due from banks	0.30%	0.23%	0.22%	0.18%	0.24%
Investment securities	2.50%	2.44%	2.49%	2.29%	2.47%
Mortgage loans held for sale	3.99%	4.10%	4.33%	4.28%	4.40%
Assets held in trading accounts	0.24%	0.18%	0.23%	0.17%	0.29%
Loans, including acquired loans	6.03%	6.11%	6.55%	6.32%	6.55%
Total interest earning assets	4.82%	4.68%	4.98%	4.71%	4.69%

LIABILITIES

Interest bearing liabilities
Interest bearing transaction and
savings accounts	0.24%	0.21%	0.17%	0.16%	0.16%
Time deposits	0.56%	0.56%	0.58%	0.57%	0.58%
Total interest bearing deposits	0.33%	0.32%	0.31%	0.31%	0.31%
Federal funds purchased and securities
sold under agreement to repurchase	0.20%	0.21%	0.21%	0.20%	0.12%
Other borrowings	2.58%	2.32%	3.23%	3.36%	3.41%
Subordinated debentures	3.56%	2.66%	3.08%	3.08%	3.11%
Total interest bearing liabilities	0.44%	0.42%	0.43%	0.44%	0.44%

NET INTEREST MARGIN/SPREAD

Net interest spread	4.38%	4.26%	4.55%	4.27%	4.25%
Net interest margin - quarter-to-date	4.47%	4.34%	4.65%	4.36%	4.34%
Net interest margin - year-to-date	4.42%	4.34%	4.47%	4.41%	4.44%

Simmons First National Corporation					SFNC
Consolidated - Selected Financial Data
For the Quarters Ended	Jun 30	Mar 31	Dec 31	Sep 30	Jun 30
(Unaudited)	2015	2015	2014	2014	2014
($ in thousands, except share data)
QUARTER-TO-DATE
Financial Highlights - Core (non-GAAP)
Core earnings (excludes nonrecurring items) (1)	$22,444	$15,700	$11,387	$10,684	$9,153
Diluted core earnings per share (1)	0.76	0.70	0.64	0.63	0.56
Core net interest margin (FTE) (2)	3.87%	3.55%	3.63%	3.51%	3.49%
Core efficiency ratio (1)	58.51%	62.24%	64.32%	64.89%	68.15%
Core return on average assets (1)	1.17%	1.10%	0.96%	0.95%	0.84%
Core return on average common equity (1)	8.67%	9.47%	9.12%	9.58%	8.87%
Core return on tangible common equity (1)	13.80%	14.16%	12.65%	12.84%	11.78%
Financial Highlights - GAAP
Net Income	$20,018	$8,709	$12,639	$8,788	$9,908
Diluted earnings per share	0.71	0.39	0.72	0.52	0.60
Return on average assets	1.04%	0.61%	1.07%	0.79%	0.91%
Return on average common equity	7.73%	5.25%	10.12%	7.88%	9.60%
Return on tangible common equity	12.36%	8.07%	14.00%	10.62%	12.72%
Net interest margin (FTE)	4.47%	4.34%	4.65%	4.36%	4.34%
FTE adjustment	2,303	1,857	1,751	1,702	1,695
Amortization of intangibles	1,388	899	565	454	452
Amortization of intangibles, net of taxes	844	546	343	276	275
Average earning assets	6,774,693	5,121,838	4,195,250	3,956,032	3,892,202
Average interest bearing liabilities	5,467,587	4,096,745	3,274,902	3,129,062	3,098,540
Average diluted shares outstanding	29,987,471	22,350,272	18,075,537	16,916,764	16,360,696
Cash dividends declared per common share	0.23	0.23	0.22	0.22	0.22
YEAR-TO-DATE
Financial Highlights - Core (non-GAAP)
Core earnings (excludes nonrecurring items) (1)	$38,144	$15,700	$38,706	$27,319	$16,635
Diluted core earnings per share (1)	1.46	0.70	2.29	1.65	1.02
Core net interest margin (FTE) (2)	3.74%	3.55%	3.53%	3.49%	3.49%
Core efficiency ratio (1)	60.08%	62.24%	67.22%	68.41%	70.35%
Core return on average assets (1)	1.14%	1.10%	0.86%	0.83%	0.77%
Core return on average common equity (1)	8.99%	9.47%	8.79%	8.66%	8.15%
Core return on tangible common equity (1)	13.96%	14.16%	11.89%	11.57%	10.88%
Financial Highlights - GAAP
Net Income	$28,727	$8,709	$35,688	$23,049	$14,261
Diluted earnings per share	1.10	0.39	2.11	1.39	0.87
Return on average assets	0.86%	0.61%	0.80%	0.70%	0.65%
Return on average common equity	6.77%	5.25%	8.11%	7.30%	6.95%
Return on tangible common equity	10.63%	8.07%	10.99%	9.82%	9.33%
Net interest margin (FTE)	4.42%	4.34%	4.47%	4.41%	4.44%
FTE adjustment	4,160	1,857	6,840	5,089	3,387
Amortization of intangibles	2,287	899	1,979	1,359	905
Amortization of intangibles, net of taxes	1,390	546	1,203	826	550
Average earning assets	5,948,265	5,121,838	3,975,903	3,903,290	3,876,918
Average interest bearing liabilities	4,782,167	4,096,745	3,176,716	3,143,984	3,151,446
Average diluted shares outstanding	26,203,942	22,350,272	16,922,026	16,532,689	16,336,901
Cash dividends declared per common share	0.46	0.23	0.88	0.66	0.44
END OF PERIOD
Book value per share	$32.23	$31.89	$27.38	$26.82	$25.36
Tangible book value per share	20.15	19.76	20.15	19.72	19.69
Shares outstanding	29,894,903	29,850,034	18,052,488	17,992,261	16,331,341
Full-time equivalent employees	2,043	2,076	1,338	1,397	1,281
Total number of ATM's	186	179	124	129	120
Total number of financial centers	152	164	109	113	104

(1) Core earnings exclude nonrecurring items, which is a non-GAAP measurement

(2) Excludes accretable yield adjustment on loans, which is a non-GAAP measurement

Simmons First National Corporation					SFNC
Consolidated - Reconciliation of Core Earnings (non-GAAP)
For the Quarters Ended	Jun 30	Mar 31	Dec 31	Sep 30	Jun 30
(Unaudited)	2015	2015	2014	2014	2014
(in thousands, except per share data)
QUARTER-TO-DATE
Net Income	$20,018	$8,709	$12,639	$8,788	$9,908
Nonrecurring items
Gain on sale of merchant services	-	-	-	-	(1,000)
Merger related costs	1,247	10,419	1,218	3,628	1,354
Change-in-control payments	-	-	885	-	-
Branch right sizing	2,745	35	(4,221)	(705)	(2,011)
Charter consolidation costs	-	-	42	196	414
Tax effect (1)	(1,566)	(3,463)	824	(1,223)	488
Net nonrecurring items	2,426	6,991	(1,252)	1,896	(755)
Core earnings (non-GAAP)	$22,444	$15,700	$11,387	$10,684	$9,153

Diluted earnings per share	$0.71	$0.39	$0.72	$0.52	$0.60
Nonrecurring items
Gain on sale of merchant services	-	-	-	-	(0.06)
Merger related costs	0.03	0.47	0.07	0.21	0.08
Change-in-control payments	-	-	0.05	-	-
Branch right sizing	0.06	-	(0.24)	(0.04)	(0.12)
Charter consolidation costs	-	-	-	0.01	0.03
Tax effect (1)	(0.04)	(0.16)	0.04	(0.07)	0.03
Net nonrecurring items	0.05	0.31	(0.08)	0.11	(0.04)
Diluted core earnings per share (non-GAAP)	$0.76	$0.70	$0.64	$0.63	$0.56

YEAR-TO-DATE
Net Income	$28,727	$8,709	$35,687	$23,049	$14,261
Nonrecurring items
Gain on sale of merchant services	-	-	(1,000)	(1,000)	(1,000)
Merger related costs	11,665	10,419	7,472	6,254	2,626
Change-in-control payments	-	-	885	-	-
Branch right sizing	2,780	35	(3,059)	1,162	1,867
Charter consolidation costs	-	-	652	610	414
Tax effect (1)	(5,028)	(3,463)	(1,931)	(2,745)	(1,533)
Net nonrecurring items	9,417	6,991	3,019	4,281	2,374
Core earnings (non-GAAP)	$38,144	$15,700	$38,706	$27,330	$16,635

Diluted earnings per share	$1.10	$0.39	$2.11	$1.39	$0.87
Nonrecurring items
Gain on sale of merchant services	-	-	(0.06)	(0.06)	(0.06)
Merger related costs	0.45	0.47	0.44	0.37	0.16
Change-in-control payments	-	-	0.05	-	-
Branch right sizing	0.11	-	(0.16)	0.08	0.12
Charter consolidation costs	-	-	0.04	0.04	0.03
Tax effect (1)	(0.20)	(0.16)	(0.13)	(0.17)	(0.10)
Net nonrecurring items	0.36	0.31	0.18	0.26	0.15
Diluted core earnings per share (non-GAAP)	$1.46	$0.70	$2.29	$1.65	$1.02

 (1) Effective tax rate of 39.225%, adjusted for non-deductible merger related costs.